Exhibit 99.1

Roche and Prothena will Advance Prasinezumab into Late-Stage Clinical Development Study in Parkinson’s Disease
•First anti-alpha-synuclein antibody to advance into confirmatory large study in patients with early Parkinson’s disease; expected to initiate in 2021
•Prothena to earn a $60 million clinical milestone upon first patient dosed

DUBLIN, Ireland, October 20, 2020 -- Prothena Corporation plc (NASDAQ:PRTA), a late-stage clinical company with expertise in protein dysregulation and a diverse pipeline of investigational therapeutics for neurodegenerative and rare peripheral amyloid diseases, today announced that based on positive signals of efficacy consistent with disease modification in the PASADENA study, Roche and Prothena plan to advance prasinezumab into a Phase 2b study in patients with early Parkinson’s disease. The study will be designed to further assess the efficacy of prasinezumab by expanding upon the patient population enrolled in PASADENA to include patients with early Parkinson’s disease on stable levodopa therapy. Prasinezumab is the first anti-alpha synuclein antibody to advance into late-stage development. Prothena will earn a $60 million clinical milestone payment upon first patient dosed in this study. Further details are expected to be announced in the first half of 2021.

“We are very encouraged by the results from PASADENA, demonstrating significant slowing of motor progression and improvements on imaging biomarkers consistent with disease modification, as this provides a rich dataset to directly inform and de-risk this next late-stage study,” stated Gene Kinney, PhD, president and chief executive officer of Prothena. “Results from the PASADENA study are part of a growing clinical body of evidence suggesting antibodies that optimally target misfolded proteins can result in clinically meaningful benefit. With a growing pipeline of programs based on this scientific approach, Prothena is poised to advance a number of novel therapeutics for devastating diseases.”

About Parkinson's Disease

Parkinson's disease is a progressive degenerative disorder of the entire nervous system that affects one in 100 people over age 60. An estimated seven to 10 million people are living with Parkinson's disease worldwide. It is the second most common neurodegenerative disorder after Alzheimer's disease. The disease is characterized by the neuronal accumulation of aggregated alpha-synuclein in the CNS and peripheral nervous system that results in a wide spectrum of worsening progressive motor and non-motor symptoms. While diagnosis relies on motor symptoms classically associated with Parkinson's disease, non-motor symptoms may present many years earlier. Current treatments for Parkinson's disease are symptomatic and only address a subset of symptoms such as motor impairment, dementia, or psychosis. There are currently no treatments available that target the underlying cause of the disease and can slow its progression.
About Alpha-synuclein

Alpha-synuclein, a protein found in neurons and other cells, is a major component of pathology that characterizes several neurodegenerative disorders including Parkinson's disease, dementia with Lewy bodies, and multiple system atrophy, which collectively are termed synucleinopathies. The understanding of the normal physiological function of alpha-synuclein is limited, but evidence indicates that soluble forms of the protein may interact with other proteins and certain intracellular membranes. In synucleinopathies, the alpha-synuclein protein appears to be abnormally aggregated intracellularly, which contributes to disease pathology. There is increasing evidence that certain aggregated forms of alpha-synuclein can be transmitted from neuron to neuron, resulting in a propagation of pathology that causes neuronal dysfunction and loss. Recent studies in cellular and animal models of synucleinopathy suggest that the spread of alpha-synuclein-associated neuronal pathology can be disrupted by targeting aberrant forms of alpha-synuclein.

About Prasinezumab

Prasinezumab is a humanized monoclonal antibody that targets alpha-synuclein, a protein found in neurons that can aggregate and spread from cell to cell, resulting in the neuronal dysfunction and loss that causes Parkinson’s disease. Prasinezumab is designed to block the cell-to-cell transmission of the aggregated, pathogenic forms of alpha-synuclein in Parkinson's disease, thereby slowing clinical decline. Prior to initiating clinical trials, the efficacy of prasinezumab was evaluated in various cellular and animal models of alpha-synuclein-related disease. In alpha-synuclein transgenic mice, the murine version of prasinezumab reduced the appearance of alpha-synuclein pathology, protected synapses and halted the worsening of behavioral phenotypes. In December 2013, Prothena and Roche entered into a worldwide collaboration to develop and commercialize antibodies that target alpha-synuclein, including prasinezumab. Prothena has an option to co-promote prasinezumab in the U.S., where the companies share all development and commercialization costs, as well as profits, on a 30/70 basis (30 percent Prothena, 70 percent Roche). Outside the U.S., Roche has sole responsibility for developing and commercializing prasinezumab and has agreed to pay Prothena up to double-digit royalties on net sales. To date, Prothena has earned $75 million of a total potential $600 million in milestone payments that includes clinical, regulatory and sales milestones. For more information on the Phase 2 PASADENA clinical study of prasinezumab in patients with early Parkinson's disease, visit clinicaltrials.gov and search NCT #03100149.

About Prothena

Prothena Corporation plc is a late-stage clinical company with expertise in protein dysregulation and a diverse pipeline of novel investigational therapeutics with the potential to change the course of devastating neurodegenerative and rare peripheral amyloid diseases. Fueled by its deep scientific expertise built over decades of research, Prothena is advancing a pipeline of therapeutic candidates for a number of indications and novel targets for which its ability to integrate scientific insights around neurological dysfunction and the biology of misfolded proteins can be leveraged. Prothena’s partnered programs include prasinezumab (PRX002/RG7935), in collaboration with Roche for the potential treatment of Parkinson’s disease and other related synucleinopathies, and programs that target tau, TDP-43 and an undisclosed target in collaboration with Bristol-Myers Squibb for the potential treatment of Alzheimer’s disease, amyotrophic lateral sclerosis (ALS), frontotemporal dementia (FTD) or other neurodegenerative diseases. Prothena’s wholly-owned programs include PRX004 for the potential treatment of ATTR amyloidosis, and programs that target Aβ (Amyloid beta) for the potential treatment of Alzheimer’s disease. For more information, please visit the Company’s website at www.prothena.com and follow the Company on Twitter @ProthenaCorp.
Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to, among other things, the treatment potential and proposed mechanisms of action of prasinezumab; plans for the ongoing Phase 2 clinical study of prasinezumab; the design and timing of future clinical studies of prasinezumab; and amounts we might receive under our collaboration with Roche. These statements are based on estimates, projections and assumptions that may prove not to be accurate, and actual results could differ materially from those anticipated due to known and unknown risks, uncertainties and other factors, including but not limited to the effects on our business of the worldwide COVID-19 pandemic and the risks, uncertainties and other factors described in the “Risk Factors” sections of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2020, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements contained in this press release as a result of new information, future events or changes in our expectations.

Media and Investor Contact:

Ellen Rose, Head of Communications
650-922-2405, ellen.rose@prothena.com